Exhibit 32.2

ONCOLOGIX TECH, INC. AND SUBSIDIARIES

CERTIFICATION OF PRINCIPAL
FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Oncologix Tech, Inc. (the “Company”) on Form 10-Q for the three months ended May 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Michael A. Kramarz, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/   Michael A. Kramarz
Michael A. Kramarz
Chief Financial Officer

March 7, 2011